Exhibit 21

Pharmaceutical Product Development, Inc., and Subsidiaries

Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 13, 2009, are as follows:

	Name of Subsidiary	Jurisdiction of Incorporation Or Organized in
1.	Applied Bioscience International, LLC	Delaware
2.	CSS Informatics, Inc.	California
3.	PPD Global Central Labs, LLC	Kentucky
4.	Piedmont Research Center, LLC	North Carolina
5.	PPD Aeronautics, LLC	North Carolina
6.	PPD Virtual, Inc.	North Carolina
7.	APBI Finance Corporation	Delaware
8.	APBI Holdings, LLC	North Carolina
9.	Development Partners, LLC	Delaware
10.	PPD GP, LLC	Delaware
11.	PPD Holdings, LLC	Delaware
12.	PPD UK Holdings Ltd	United Kingdom
13.	Genupro, Inc.	North Carolina
14.	PPD Development, LP	Texas
15.	ATP, LLC	North Carolina
16.	Pharmaco Investments, Inc.	Delaware
17.	PPD International Holdings, Inc.	Delaware
18.	PPD France SNC	France
19.	PPD Scandinavia AB	Sweden
20.	Pharmaceutical Product Development Spain SL	Spain
21.	PPD do Brasil-Suporte a Pesquisa Clinica Ltda.	Brazil
22.	PPD Argentina, S.A.	Argentina
23.	PPD International Holdings, Inc. Y Compania Limitada	Chile
24.	Pharmaceutical Product Development South Africa (Pty) Ltd	South Africa
25.	PPD Canada, Ltd.	Canada
26.	PPD Australia Pty Ltd	Australia
27.	PPD International Holdings GmbH	Germany
28.	PPD Germany GmbH	Germany
29.	PPD Poland Sp..Zo.o	Poland
30.	PPD Czech Republic, s.r.o.	Czech Republic
31.	PPD Germany GmbH & Co KG	Germany
32.	PPD Hungary Research & Development Limited	Hungary
33.	PPD Italy S.r.l.	Italy
34.	PPD Mexico, S.A. de C.V.	Mexico
35.	PPD Development (Thailand) Co., Ltd	Thailand
36.	PPD Japan K.K.	Japan
37.	PPD Global, Ltd	United Kingdom
38.	Clinical Technology Centre International Ltd	United Kingdom
39.	Cambridge Applied Nutrition Toxicology & Biosciences Ltd	United Kingdom
40.	Clinical Science Research International, Ltd	United Kingdom
41.	Leicester Clinical Research Centre, Ltd	United Kingdom
42.	Chelmsford Clinical Trials Unit, Ltd	United Kingdom
43.	Gabbay Ltd	United Kingdom
44.	Data Analysis & Research (DAR) Ltd	Scotland

45.	PPD Global Central Labs BVBA	Belgium
46.	PPD Development (S) Pte Limited	Singapore
47.	PPD Development (HK) Limited	Hong Kong
48.	PPD (Netherlands) BV	Netherlands
49.	PPD Pharmaceutical Development India Private Limited	India
50.	PPD Biomarker Discovery Sciences, LLC	North Carolina
51.	River Ventures LLC	North Carolina
52.	PPD Slovak Republic s.r.o.	Slovak Republic
53.	PPD Peru S.A.C.	Peru
54.	PPD Vaccines and Biologics, LLC	Pennsylvania
55.	PPD Pharmaceutical Development (Beijing) Co., Ltd	China
56.	Greenbird Limited	Cyprus
57.	PPD Development Ireland Ltd	Ireland
58.	Limited Liability Company PPD Development (Smolensk)	Russia
59.	PPD Global Central Labs (S) Pte. Ltd.	Singapore
60.	Limited Liability Company Contract Research Organization Innopharm – Ukraine	Ukraine

Subsidiaries 1, 2, 3, 4, 6 and 54 are wholly-owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 10 and 11 are wholly-owned subsidiaries of Subsidiary 1.

Subsidiary 13 is a wholly-owned subsidiary of Subsidiary 6.

Subsidiary 14 is owned 99.9% by Subsidiary 11 and 0.1% by Subsidiary 10.

Subsidiaries 5, 7, 8, 15, 16, 17, 50 and 51 are wholly-owned subsidiaries of Subsidiary 14.

Subsidiaries 9, 12, 19, 24, 25, 26, 27, 33, 36 and 57 are wholly-owned subsidiaries of Subsidiary 17.

Subsidiary 18 is owned 99.999% by Subsidiary 17 and 0.001% by Subsidiary 1.

Subsidiary 20 is owned 99.231 % by Subsidiary 17 and 0.769% by Subsidiary 14.

Subsidiary 21 is owned 99.99% by Subsidiary 17 and 0.01% by Pharmaceutical Product Development, Inc.

Subsidiary 22 is owned 95% by Subsidiary 17 and 5% by Subsidiary 1.

Subsidiary 23 is owned 99% by Subsidiary 17 and 1% by Subsidiary 1.

Subsidiaries 28 and 29 are wholly-owned subsidiaries of Subsidiary 27.

Subsidiary 30 is owned 97.78% by Subsidiary 27 and 2.22% by Subsidiary 17.

Subsidiary 31 is owned 72% by Subsidiary 27 and 28% by Subsidiary 28.

Subsidiary 32 is owned 96.67% by Subsidiary 27 and 3.33% by Subsidiary 17.

Subsidiary 34 is owned 99.99% by Subsidiary 17 and 0.01% by Subsidiary 14.

Subsidiary 35 is owned 99.99% by Subsidiary 17 and 1 share is held by each of Subsidiary 46, Subsidiary 47, Subsidiary 12,

Subsidiary 37, and 2 individuals.

Subsidiaries 37, 41, 42, 43, 44, 46, 48 and 59 are wholly-owned subsidiaries of Subsidiary 12.

Subsidiary 38 is owned 99% by Subsidiary 37 and 1% by Subsidiary 12.

Subsidiary 40 is a wholly-owned subsidiary of Subsidiary 37.

Subsidiary 39 is owned 50% by Subsidiary 12 and 50% by Subsidiary 37.

Subsidiary 45 is 99.9% owned by Subsidiary 12 and .1% by Subsidiary 37.

Subsidiary 47 is 50% owned by Subsidiary 46 and 50% by Subsidiary 1.

Subsidiary 48 is a wholly-owned subsidiary of Subsidiary 12.

Subsidiary 52 is owned 85% by Subsidiary 12 and 15% by Subsidiary 37.

Subsidiary 53 is owned 99% by Subsidiary 17 and 1% by Subsidiary 1.

Subsidiary 55 is a wholly-owned subsidiary of Subsidiary 46.

Subsidiary 56 is owned 99.95% by Subsidiary 12 and 0.05% by Subsidiary 48.

Subsidiary 58 is a wholly-owned subsidiary of Subsidiary 56.

Subsidiary 60 is a wholly-owned subsidiary of Subsidiary 58.